AXIS Capital Holdings Limited

INVESTOR FINANCIAL SUPPLEMENT

FIRST QUARTER 2016

AXIS Capital Holdings Limited
92 Pitts Bay Road
Pembroke HM 08 Bermuda

Contact Information:
Linda Ventresca
Investor Relations
441 405 2727
investorrelations@axiscapital.com

Website Information:
www.axiscapital.com

This report is for informational purposes only. It should be read in conjunction with the documents that we file with the Securities and Exchange Commission pursuant to the Securities Act of 1933 and the Securities Exchange Act of 1934.

AXIS Capital Holdings Limited
FINANCIAL SUPPLEMENT TABLE OF CONTENTS

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
DEFINITIONS AND PRESENTATION

Unless otherwise noted, all data is in thousands, except for per share amounts and ratio information.

•	All financial information contained herein is unaudited, except for the consolidated balance sheet at December 31, 2015.

•	Amounts may not reconcile exactly due to rounding differences.

•
During the second quarter of 2015, AXIS Capital Holdings Limited (the "Company") early adopted the Accounting Standard Update (“ASU”) 2015-02, “Amendments to the Consolidation Analysis” issued by the Financial Accounting Standards Board. The adoption of this amended accounting guidance resulted in the Company concluding that it is no longer required to consolidate the results of operations and the financial position of AXIS Ventures Reinsurance Limited (“Ventures Re”), a Bermuda domiciled insurer. The Company adopted this revised accounting guidance using the modified retrospective approach and ceased to consolidate Ventures Re effective as of January 1, 2015. The first quarter 2015 results have been adjusted to reflect the adoption of this guidance throughout this document. There was no impact from the adoption of ASU 2015-02 on the Company’s cumulative retained earnings.

•	NM - Not meaningful; NA - Not applicable
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
Statements in this presentation that are not historical facts, including statements regarding our estimates, beliefs, expectations, intentions, strategies or projections, may be “forward-looking statements” within the meaning of the U.S. federal securities laws, including the Private Securities Litigation Reform Act of 1995. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the United States securities laws. In some cases, these statements can be identified by the use of forward-looking words such as “may,” “should,” “could,” “anticipate,” “estimate,” “expect,” “plan,” “believe,” “predict,” “potential,” “intend” or similar expressions. Our expectations are not guarantees and are based on currently available competitive, financial and economic data along with our operating plans. Forward-looking statements contained in this presentation may include, but are not limited to, information regarding our estimates of losses related to catastrophes and other large losses, measurements of potential losses in the fair market value of our investment portfolio, our expectations regarding pricing and other market conditions, our growth prospects, and valuations of the potential impact of movements in interest rates, equity securities' prices, credit spreads and foreign currency rates.

Forward-looking statements only reflect our expectations and are not guarantees of performance. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

•	the occurrence and magnitude of natural and man-made disasters,

•	actual claims exceeding our loss reserves,

•	general economic, capital and credit market conditions,

•	the failure of any of the loss limitation methods we employ,

•	the effects of emerging claims, coverage and regulatory issues, including uncertainty related to coverage definitions, limits, terms and conditions,

•	the failure of our cedants to adequately evaluate risks,

•	inability to obtain additional capital on favorable terms, or at all,

•	the loss of one or more key executives,

•	a decline in our ratings with rating agencies,

•	loss of business provided to us by our major brokers,

•	changes in accounting policies or practices,

•	the use of industry catastrophe models and changes to these models,

•	changes in governmental regulations,

•	increased competition,

•	changes in the political environment of certain countries in which we operate or underwrite business,

•	fluctuations in interest rates, credit spreads, equity securities' prices and/or currency values,

•	the other factors set forth in our most recent report on Form 10-K, Form 10-Q and other documents on file with the Securities and Exchange Commission.
We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

i

AXIS Capital Holdings Limited
BASIS OF PRESENTATION
BUSINESS DESCRIPTIONS

INSURANCE SEGMENT

Our insurance segment offers specialty insurance products to a variety of niche markets on a worldwide basis. The following are the lines of business in our insurance segment:
Property: provides physical loss or damage, business interruption and machinery breakdown coverage for virtually all types of property, including commercial buildings, residential premises, construction projects and onshore energy installations. This line of business consists of both primary and excess risks, some of which are catastrophe-exposed.
Marine: provides coverage for traditional marine classes, including offshore energy, cargo, liability, recreational marine, fine art, specie, hull and war. Offshore energy coverage includes physical damage, business interruption, operators extra expense and liability coverage for all aspects of offshore upstream energy, from exploration and construction through the operation and distribution phases.
Terrorism: provides coverage for physical damage and business interruption of an insured following an act of terrorism.
Aviation: provides hull and liability and specific war coverage primarily for passenger airlines but also for cargo operations, general aviation operations, airports, aviation authorities, security firms and product manufacturers.
Credit and Political Risk: provides credit and political risk insurance products for banks and corporations. Coverage is provided for a range of risks including sovereign default, credit default, political violence, currency inconvertibility and non-transfer, expropriation, aircraft non-repossession and contract frustration due to political events. The credit insurance coverage is primarily for lenders seeking to mitigate the risk of non-payment from their borrowers. For the credit insurance contracts, it is necessary for the buyer of the insurance (most often a bank) to hold an insured asset(most often an underlying loan) in order to claim compensation under the insurance contract.
Professional Lines: provides coverage for directors’ and officers’ liability, errors and omissions liability, employment practices liability, fiduciary liability, crime, professional indemnity, medical malpractice and other financial insurance related coverages for commercial enterprises, financial institutions and not-for-profit organizations. This business is predominantly written on a claims-made basis.
Liability: primarily targets primary and low/mid-level excess and umbrella commercial liability risks in the U.S. wholesale and retail markets. Target industry sectors include construction, manufacturing, transportation and trucking and other services. We also target middle to high excess liability business in the London and Bermuda wholesale markets and primary and excess business in the Canadian market place.
Accident and Health: includes accidental death, travel insurance and specialty health products for employer and affinity groups, as well as accident and health reinsurance for catastrophic or per life events on a quota share and/or excess of loss basis, with aggregate and/or per person deductibles.

ii

AXIS Capital Holdings Limited
BASIS OF PRESENTATION

BUSINESS DESCRIPTIONS (CONTINUED)

REINSURANCE SEGMENT

Our reinsurance segment provides non-life reinsurance to insurance companies on a worldwide basis. The following are the lines of business in our reinsurance segment:

Catastrophe: provides protection for most catastrophic losses that are covered in the underlying insurance policies written by our cedants. The exposure in the underlying policies is principally property exposure but also covers other exposures including workers compensation, personal accident and life. The principal perils in this portfolio are hurricane and windstorm, earthquake, flood, tornado, hail and fire. In some instances, terrorism may be a covered peril or the only peril. We underwrite catastrophe reinsurance principally on an excess of loss basis.

Property: provides coverage for property damage and related losses resulting from natural and man-made perils contained in underlying personal and commercial policies. While our predominant exposure is to property damage, other risks, including business interruption and other non-property losses, may also be covered when arising from a covered peril. While our most significant exposures typically relate to losses from windstorms, tornadoes and earthquakes, we are also exposed to other perils such as freezes, riots, floods, industrial explosions, fires, hail and a number of other loss events. We assume business on both a proportional and excess of loss basis.

Professional Lines: covers directors’ and officers’ liability, employment practices liability, medical malpractice, professional indemnity, environmental liability and miscellaneous errors and omissions insurance risks. The underlying business is predominantly written on a claims-made basis. Business is written on both a proportional and excess of loss basis.

Credit and Surety: consists of reinsurance of trade credit insurance products and includes both proportional and excess of loss structures. The underlying insurance indemnifies sellers of goods and services in the event of a payment default by the buyer of those goods and services. Also included in this line of business is coverage for losses arising from a broad array of surety bonds issued by insurers to satisfy regulatory demands or contract obligations in a variety of jurisdictions around the world.

Motor: provides coverage to cedants for motor liability and property damage losses arising out of any one occurrence. The occurrence can involve one or many claimants where the ceding insurer aggregates the claims from the occurrence.

Liability: provides coverage to insurers of standard casualty business, excess and surplus casualty business and specialty casualty programs. The primary focus of the underlying business is general liability, although workers' compensation and auto liability are also written.

Agriculture: provides coverage for risks associated with the production of food and fiber on a global basis for primary insurance companies writing multi-peril crop insurance, crop hail, and named peril covers, as well as custom risk transfer mechanisms for agricultural dependent industries with exposures to crop yield and/or price deviations. We provide both proportional and aggregate stop loss reinsurance.

Engineering: provides coverage for all types of construction risks and risks associated with erection, testing and commissioning of machinery and plants during the construction stage. This line of business also includes coverage for losses arising from operational failures of machinery, plant and equipment and electronic equipment as well as business interruption.

Marine and Other: includes aviation, marine and personal accident reinsurance.

The reinsurance segment also writes, primarily derivative based, risk management products designed to address weather and commodity price risks. The majority of these contracts cover the risk of variations in quantifiable weather-related phenomenon, such as temperature. In general, the portfolio of such derivatives is of short duration, with contracts being predominately seasonal in nature.

iii

AXIS Capital Holdings Limited
FINANCIAL HIGHLIGHTS

		Quarter ended March 31,
		2016	2015	Change

HIGHLIGHTS	Gross premiums written	$1,959,161	$1,678,932	16.7%
	Gross premiums written - Insurance	33.3%	35.9%	(2.6)	pts
	Gross premiums written - Reinsurance	66.7%	64.1%	2.6	pts
	Net premiums written	$1,685,806	$1,455,546	15.8%
	Net premiums earned	$902,340	$904,053	(0.2%)
	Net premiums earned - Insurance	48.6%	49.4%	(0.8)	pts
	Net premiums earned - Reinsurance	51.4%	50.6%	0.8	pts
	Net income available to common shareholders	$38,417	$155,803	(75.3%)
	Operating income [a]	101,274	136,071	(25.6%)
	Reserve for losses and loss expenses	9,716,487	9,443,222	2.9%
	Total shareholders’ equity	$5,950,259	$5,977,163	(0.5%)

PER COMMON SHARE AND COMMON SHARE DATA	Basic earnings per common share	$0.41	$1.56	(73.7%)
	Diluted earnings per common share	0.41	1.54	(73.4%)
	Operating income per common share - diluted [b]	$1.07	$1.35	(20.7%)
	Weighted average common shares outstanding	94,035	99,910	(5.9%)
	Diluted weighted average common shares outstanding	94,853	101,139	(6.2%)
	Book value per common share	$57.32	$53.38	7.4%
	Diluted book value per common share (treasury stock method)	56.04	51.97	7.8%
	Diluted tangible book value per common share (treasury stock method) [a]	55.13	51.11	7.9%
	Accumulated dividends declared per common share	$10.55	$9.27	13.8%

FINANCIAL RATIOS	ROACE [c]	2.9%	11.8%	(8.9)	pts
	Operating ROACE [d]	7.7%	10.3%	(2.6)	pts
	Net loss and loss expense ratio	55.3%	56.7%	(1.4)	pts
	Acquisition cost ratio	20.0%	19.0%	1.0	pts
	General and administrative expense ratio	16.6%	18.0%	(1.4)	pts
	Combined ratio	91.9%	93.7%	(1.8)	pts

INVESTMENT DATA	Total assets	$20,978,190	$20,458,819	2.5%
	Total cash and invested assets [e]	14,521,914	14,758,306	(1.6%)
	Net investment income	49,164	92,110	(46.6%)
	Net realized investment losses	$(66,508)	$(42,553)	nm
	Total return on cash and investments (inclusive of investment related foreign exchange movements) [f]	1.3%	0.7%	0.6	pts
	Total return on cash and investments (exclusive of investment related foreign exchange movements) [f]	1.3%	1.2%	0.1	pts
	Return on other investments [g]	(3.2%)	3.3%	(6.5)	pts
	Book yield of fixed maturities	2.5%	2.5%	—	pts

[a]
Operating income and diluted tangible book value per common share are “non-GAAP financial measures” as defined by Regulation G. See page 25 for reconciliation of operating income to net income available to common shareholders and page 26 for diluted tangible book value per common share to diluted book value per common share.

[b]	Operating income per common share - diluted, is calculated by dividing operating income for the period by diluted weighted average common shares and share equivalents outstanding.

[c]
Return on average common equity (“ROACE”) is calculated by dividing net income available to common shareholders for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Net income for the quarter-periods is annualized.

[d]
Operating ROACE, also a “non-GAAP financial measure”, is calculated by dividing operating income for the period by the average common shareholders’ equity determined by using the common shareholders’ equity balances at the beginning and end of the period. Operating income for the quarter-periods is annualized.

[e]
Total cash and invested assets represents the total cash, available for sale investments, mortgage loans, other investments, short-term investments, accrued interest receivable and net receivable (payable) for investments sold (purchased).

[f]	In calculating total return, we include net investment income, net realized investment gains (losses) and the change in unrealized gains (losses) generated by our average cash and investment balances.

[g]	Return on other investments is calculated by dividing other investment income by the average month-end other investment balances for the period.

AXIS Capital Holdings Limited
CONSOLIDATED STATEMENTS OF INCOME - QUARTERLY

	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q1 2014
UNDERWRITING REVENUES
Gross premiums written	$1,959,161	$799,802	$936,583	$1,188,413	$1,678,932	$1,821,399
Premiums ceded	(273,355)	(204,444)	(259,366)	(241,869)	(223,386)	(156,815)
Net premiums written	1,685,806	595,358	677,217	946,544	1,455,546	1,664,584

Gross premiums earned	1,136,222	1,146,532	1,148,356	1,158,755	1,114,311	1,133,052
Ceded premiums expensed	(233,882)	(224,720)	(229,015)	(217,544)	(210,258)	(187,103)
Net premiums earned	902,340	921,812	919,341	941,211	904,053	945,949
Other insurance related income (loss)	(203)	(15,272)	1,158	3,486	7,676	3,082
Total underwriting revenues	902,137	906,540	920,499	944,697	911,729	949,031

UNDERWRITING EXPENSES
Net losses and loss expenses	498,962	523,331	560,387	580,153	512,328	544,207
Acquisition costs	180,635	180,564	182,744	183,263	171,542	172,036
Underwriting-related general and administrative expenses [a]	123,589	114,287	121,123	124,433	127,069	124,022
Total underwriting expenses	803,186	818,182	864,254	887,849	810,939	840,265

UNDERWRITING INCOME [b]	98,951	88,358	56,245	56,848	100,790	108,766

OTHER OPERATING REVENUE (EXPENSES)
Net investment income	49,164	79,000	45,685	88,544	92,107	82,744
Net realized investment gains (losses)	(66,508)	(14,872)	(69,957)	(11,110)	(42,553)	10,620
Interest expense and financing costs	(12,833)	(12,851)	(12,918)	(12,939)	(12,257)	(16,594)
Total other operating revenues (expenses)	(30,177)	51,277	(37,190)	64,495	37,297	76,770

OTHER (EXPENSES) REVENUE
Foreign exchange (losses) gains	(616)	33,112	28,088	(22,108)	63,220	(4,233)
Termination fee received	—	—	280,000	—	—	—
Corporate expenses [a]	(26,312)	(26,084)	(23,604)	(24,049)	(36,172)	(28,707)
Reorganization and related expenses	—	—	(45,867)	—	—	—
Total other (expenses) revenues	(26,928)	7,028	238,617	(46,157)	27,048	(32,940)

INCOME BEFORE INCOME TAXES	41,846	146,663	257,672	75,186	165,135	152,596

Income tax (expense) benefit	6,540	(1,873)	(30)	(1,815)	690	(4,125)

NET INCOME	48,386	144,790	257,642	73,371	165,825	148,471

Amounts attributable to noncontrolling interests	—	—	—	—	—	(1,222)

NET INCOME ATTRIBUTABLE TO AXIS CAPITAL	48,386	144,790	257,642	73,371	165,825	147,249

Preferred share dividends	(9,969)	(10,003)	(10,022)	(10,022)	(10,022)	(10,022)

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$38,417	$134,787	$247,620	$63,349	$155,803	$137,227

KEY RATIOS/PER SHARE DATA
Net loss and loss expense ratio	55.3%	56.8%	61.0%	61.6%	56.7%	57.5%
Acquisition cost ratio	20.0%	19.6%	19.9%	19.5%	19.0%	18.2%
General and administrative expense ratio [a]	16.6%	15.2%	15.7%	15.8%	18.0%	16.2%
Combined ratio	91.9%	91.6%	96.6%	96.9%	93.7%	91.9%

Weighted average basic shares outstanding	94,035	96,072	98,226	100,274	99,910	109,053
Weighted average diluted shares outstanding	94,853	97,148	99,124	101,160	101,139	110,391
Basic earnings per common share	$0.41	$1.40	$2.52	$0.63	$1.56	$1.26
Diluted earnings per common share	$0.41	$1.39	$2.50	$0.63	$1.54	$1.24
ROACE (annualized)	2.9%	10.3%	18.8%	4.7%	11.8%	10.6%
Operating ROACE (annualized)	7.7%	9.2%	3.9%	7.0%	10.3%	10.6%

[a]
Underwriting-related general and administrative expenses is a "non-GAAP financial measure" as defined in SEC Regulation G. Our total general and administrative expenses also include corporate expenses. Both underwriting-related general and administrative expenses and corporate expenses are included in the general and administrative expense ratio.

[b]
Group (or consolidated) underwriting income is also a "non-GAAP financial measure". Reconciliations of consolidated underwriting income to the nearest GAAP financial measure (income before income taxes) are presented above and on the following page.

AXIS Capital Holdings Limited
CONSOLIDATED SEGMENT DATA

	Quarter ended March 31, 2016			Quarter ended March 31, 2015
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total
UNDERWRITING REVENUES
Gross premiums written	$653,349	$1,305,812	$1,959,161	$602,724	$1,076,208	$1,678,932
Net premiums written	473,163	1,212,643	1,685,806	436,740	1,018,806	1,455,546

Gross premiums earned	635,665	500,557	1,136,222	638,348	475,963	1,114,311
Ceded premiums expensed	(196,987)	(36,895)	(233,882)	(190,881)	(19,377)	(210,258)
Net premiums earned	438,678	463,662	902,340	447,467	456,586	904,053
Other insurance related income	137	(340)	(203)	—	7,676	7,676
Total underwriting revenues	438,815	463,322	902,137	447,467	464,262	911,729

UNDERWRITING EXPENSES
Net losses and loss expenses	274,405	224,557	498,962	285,773	226,555	512,328
Acquisition costs	61,398	119,237	180,635	64,455	107,087	171,542
Underwriting-related general and administrative expenses	85,576	38,013	123,589	87,689	39,380	127,068
Total underwriting expenses	421,379	381,807	803,186	437,917	373,022	810,938

UNDERWRITING INCOME	$17,436	$81,515	$98,951	$9,550	$91,240	$100,790

KEY RATIOS
Current accident year loss ratio	63.1%	63.1%	63.1%	64.6%	61.2%	62.9%
Prior period reserve development	(0.5%)	(14.7%)	(7.8%)	(0.7%)	(11.6%)	(6.2%)
Net loss and loss expense ratio	62.6%	48.4%	55.3%	63.9%	49.6%	56.7%
Acquisition cost ratio	14.0%	25.7%	20.0%	14.4%	23.5%	19.0%
Underwriting-related general and administrative expense ratio	19.5%	8.2%	13.7%	19.6%	8.6%	14.0%
Corporate expense ratio			2.9%			4.0%
Combined ratio	96.1%	82.3%	91.9%	97.9%	81.7%	93.7%

AXIS Capital Holdings Limited
GROSS PREMIUMS WRITTEN BY SEGMENT BY LINE OF BUSINESS

	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q1 2014

INSURANCE SEGMENT
Property	$146,592	$141,429	$139,488	$196,817	$129,624	$139,929
Marine	73,532	26,071	38,817	85,483	91,586	85,722
Terrorism	7,046	7,972	11,192	6,610	7,935	6,978
Aviation	19,101	24,887	10,222	9,519	10,014	2,717
Credit and Political Risk	8,917	30,327	8,542	12,981	8,117	18,307
Professional Lines	145,451	251,641	196,218	251,730	150,422	154,248
Liability	83,886	83,941	104,666	112,870	82,667	74,366
Accident and Health	168,824	46,259	97,559	85,116	122,359	119,454
TOTAL INSURANCE SEGMENT	653,349	612,527	606,704	761,126	602,724	601,721

REINSURANCE SEGMENT
Catastrophe	146,847	8,135	56,693	95,653	131,216	171,260
Property	176,174	(2,649)	67,539	58,258	182,012	239,620
Professional Lines	88,774	71,794	45,509	94,152	65,024	68,219
Credit and Surety	258,111	11,662	23,390	16,210	191,357	208,468
Motor	321,422	1,839	21,359	14,196	297,690	274,019
Liability	149,990	86,457	111,361	57,730	89,772	102,644
Agriculture	62,657	(6,506)	(3,303)	72,709	69,729	103,165
Engineering	34,789	13,886	4,397	15,707	38,059	36,510
Marine and Other	67,048	2,657	2,934	2,672	11,349	15,773
TOTAL REINSURANCE SEGMENT	1,305,812	187,275	329,879	427,287	1,076,208	1,219,678

CONSOLIDATED TOTAL	$1,959,161	$799,802	$936,583	$1,188,413	$1,678,932	$1,821,399

AXIS Capital Holdings Limited
INSURANCE SEGMENT DATA - QUARTERLY

	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q1 2014
UNDERWRITING REVENUES
Gross premiums written	$653,349	$612,527	$606,704	$761,126	$602,724	$601,721
Net premiums written	473,163	407,236	381,118	534,263	436,740	456,692

Gross premiums earned	635,665	652,349	647,024	649,053	638,348	629,425
Ceded premiums expensed	(196,987)	(198,498)	(202,474)	(196,731)	(190,881)	(180,211)
Net premiums earned	438,678	453,851	444,550	452,322	447,467	449,214
Other insurance related income (loss)	137	225	542	269	—	—
Total underwriting revenues	438,815	454,076	445,092	452,591	447,467	449,214

UNDERWRITING EXPENSES
Net losses and loss expenses	274,405	288,348	283,272	297,534	285,773	279,423
Acquisition costs	61,398	60,716	69,118	66,920	64,455	65,057
General and administrative expenses	85,576	79,734	85,814	88,420	87,689	87,946
Total underwriting expenses	421,379	428,798	438,204	452,874	437,917	432,426

UNDERWRITING INCOME (LOSS)	$17,436	$25,278	$6,888	$(283)	$9,550	$16,788

KEY RATIOS
Current accident year loss ratio	63.1%	64.0%	64.3%	69.2%	64.6%	64.8%
Prior period reserve development	(0.5%)	(0.5%)	(0.6%)	(3.4%)	(0.7%)	(2.6%)
Net loss and loss expense ratio	62.6%	63.5%	63.7%	65.8%	63.9%	62.2%
Acquisition cost ratio	14.0%	13.4%	15.5%	14.8%	14.4%	14.5%
General and administrative expense ratio	19.5%	17.6%	19.4%	19.5%	19.6%	19.6%
Combined ratio	96.1%	94.5%	98.6%	100.1%	97.9%	96.3%

AXIS Capital Holdings Limited
REINSURANCE SEGMENT DATA - QUARTERLY

	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q1 2014
UNDERWRITING REVENUES
Gross premiums written	$1,305,812	$187,275	$329,879	$427,287	$1,076,208	$1,219,678
Net premiums written	1,212,643	188,122	296,099	412,281	1,018,806	1,207,892

Gross premiums earned	500,557	494,183	501,332	509,702	475,963	503,627
Ceded premiums expensed	(36,895)	(26,222)	(26,541)	(20,813)	(19,377)	(6,892)
Net premiums earned	463,662	467,961	474,791	488,889	456,586	496,735
Other insurance related income (loss)	(340)	(15,497)	616	3,217	7,676	3,082
Total underwriting revenues	463,322	452,464	475,407	492,106	464,262	499,817

UNDERWRITING EXPENSES
Net losses and loss expenses	224,557	234,983	277,115	282,619	226,555	264,784
Acquisition costs	119,237	119,848	113,626	116,343	107,087	106,979
General and administrative expenses	38,013	34,553	35,309	36,013	39,380	36,076
Total underwriting expenses	381,807	389,384	426,050	434,975	373,022	407,839

UNDERWRITING INCOME	$81,515	$63,080	$49,357	$57,131	$91,240	$91,978

KEY RATIOS
Current accident year loss ratio	63.1%	66.2%	67.4%	67.9%	61.2%	59.7%
Prior period reserve development	(14.7%)	(16.0%)	(9.0%)	(10.1%)	(11.6%)	(6.4%)
Net loss and loss expense ratio	48.4%	50.2%	58.4%	57.8%	49.6%	53.3%
Acquisition cost ratio	25.7%	25.6%	23.9%	23.8%	23.5%	21.5%
General and administrative expense ratio	8.2%	7.4%	7.4%	7.4%	8.6%	7.3%
Combined ratio	82.3%	83.2%	89.7%	89.0%	81.7%	82.1%

AXIS Capital Holdings Limited
NET INVESTMENT INCOME - QUARTERLY

	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q1 2014

Fixed maturities	$75,975	$74,659	$75,980	$77,998	$66,088	$72,957
Other investments	(26,878)	2,531	(27,421)	14,102	30,935	16,760
Equity securities	5,145	3,494	3,445	2,674	1,676	2,286
Mortgage loans	1,684	1,085	482	281	13	—
Cash and cash equivalents	1,434	4,802	993	1,678	1,099	863
Short-term investments	206	163	83	125	69	214

Gross investment income	57,566	86,734	53,562	96,858	99,880	93,080
Investment expenses	(8,402)	(7,734)	(7,877)	(8,314)	(7,773)	(10,336)

Net investment income	$49,164	$79,000	$45,685	$88,544	$92,107	$82,744

AXIS Capital Holdings Limited
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2016	2015	2015	2015	2015	2014
ASSETS
Investments:
Fixed maturities, available for sale, at fair value	$11,838,068	$11,719,749	$12,139,595	$12,005,736	$12,012,894	$12,095,839
Equity securities, available for sale, at fair value	637,325	597,998	689,157	659,181	601,329	708,412
Mortgage loans, held for investment, at amortized cost	267,589	206,277	129,431	79,606	9,935	—
Other investments, at fair value	859,639	816,756	800,319	853,101	939,006	1,005,762
Short-term investments, at fair value and amortized cost	29,540	34,406	7,152	30,618	38,373	296,800
Total investments	13,632,161	13,375,186	13,765,654	13,628,242	13,601,537	14,106,813
Cash and cash equivalents	952,311	1,174,751	1,180,473	1,180,059	1,183,782	1,294,709
Accrued interest receivable	71,475	73,729	75,375	78,409	79,706	89,536
Insurance and reinsurance premium balances receivable	2,690,400	1,967,535	2,169,581	2,394,037	2,255,036	2,292,954
Reinsurance recoverable on paid and unpaid losses	2,116,090	2,096,104	2,036,099	2,063,087	1,952,371	1,912,840
Deferred acquisition costs	646,919	471,782	544,178	594,863	616,785	634,413
Prepaid reinsurance premiums	436,382	396,201	416,451	387,639	357,042	299,994
Receivable for investments sold	1,614	26,478	7,220	1,304	13,432	1,972
Goodwill and intangible assets	86,446	86,858	87,329	101,053	88,508	90,350
Other assets	344,392	313,267	274,981	276,182	268,350	274,053
TOTAL ASSETS	$20,978,190	$19,981,891	$20,557,341	$20,704,875	$20,416,549	$20,997,634

LIABILITIES
Reserve for losses and loss expenses	$9,716,487	$9,646,285	$9,703,583	$9,693,440	$9,443,222	$9,667,841
Unearned premiums	3,586,307	2,760,889	3,107,348	3,324,578	3,287,920	3,372,166
Insurance and reinsurance balances payable	344,181	356,417	301,830	296,794	300,029	207,909
Senior notes	992,091	991,825	991,562	991,302	991,045	1,490,198
Payable for investments purchased	135,647	9,356	303,916	213,142	196,526	162,747
Other liabilities	253,218	350,237	322,736	237,061	220,644	218,502
TOTAL LIABILITIES	15,027,931	14,115,009	14,730,975	14,756,317	14,439,386	15,119,363

SHAREHOLDERS’ EQUITY
Preferred shares	625,000	627,843	627,843	627,843	627,843	627,843
Common shares	2,206	2,202	2,202	2,201	2,200	2,188
Additional paid-in capital	2,296,533	2,241,388	2,230,278	2,285,772	2,287,065	2,247,102
Accumulated other comprehensive income (loss)	17,646	(188,465)	(117,593)	(78,067)	(17,070)	182,254
Retained earnings	6,198,932	6,194,353	6,093,897	5,875,147	5,842,239	5,170,948
Treasury shares, at cost	(3,190,058)	(3,010,439)	(3,010,261)	(2,764,338)	(2,765,114)	(2,403,286)
TOTAL SHAREHOLDERS’ EQUITY ATTRIBUTABLE TO AXIS CAPITAL	5,950,259	5,866,882	5,826,366	5,948,558	5,977,163	5,827,049
Noncontrolling interests	—	—	—	—	—	51,222
TOTAL SHAREHOLDERS' EQUITY	5,950,259	5,866,882	5,826,366	5,948,558	5,977,163	5,878,271

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$20,978,190	$19,981,891	$20,557,341	$20,704,875	$20,416,549	$20,997,634

Basic common shares outstanding	92,903	96,066	96,049	100,284	100,219	106,745
Diluted common shares outstanding	95,031	96,883	98,213	102,690	102,924	110,327
Book value per common share [a]	$57.32	$55.32	$54.91	$53.06	$53.38	$48.71
Diluted book value per common share [a]	56.04	54.08	53.68	51.81	51.97	47.13
Diluted tangible book value per common share [a]	$55.13	$53.18	$52.78	$50.83	$51.11	$46.31
Debt to total capital [b]	14.3%	14.5%	14.5%	14.3%	14.2%	20.4%
Debt and preferred equity to total capital	23.3%	23.6%	23.8%	23.3%	23.2%	28.9%

[a]
Calculations at December 31, 2015 and September 30, 2015 include 1,358,380 and 1,372,048, respectively, of additional shares to be delivered to the Company under the Company's Accelerated Share Repurchase ("ASR") agreement. The amount of shares at December 31, 2015 is the actual amount of shares delivered to the Company following the early termination of the ASR agreement on January 15, 2016. The amount of shares at September 30, 2015 was estimated based on the volume-weighted average price ("VWAP") for the period from August 18, 2015 to September 30, 2015, less a discount. See page 24 'Diluted Book Value per Common Share Analysis' for more details.

[b]
The debt to total capital ratio is calculated by dividing our senior notes by total capital. Total capital represents the sum of total shareholders’ equity attributable to AXIS Capital and our senior notes.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS PORTFOLIO
At March 31, 2016

	Cost or Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value	Percentage
Fixed Maturities, available for sale
U.S. government and agency	$1,552,689	$20,614	$(3,123)	$1,570,180	10.7%
Non-U.S. government	753,923	6,718	(39,918)	720,723	5.0%
Corporate debt	4,423,369	55,031	(53,358)	4,425,042	30.5%
Agency RMBS	2,377,262	45,420	(1,381)	2,421,301	16.7%
CMBS	1,099,346	13,221	(5,883)	1,106,684	7.6%
Non-Agency RMBS	94,704	1,584	(1,266)	95,022	0.7%
ABS	1,359,752	1,199	(17,801)	1,343,150	9.2%
Municipals	151,737	4,758	(529)	155,966	1.1%
Total fixed maturities	11,812,782	148,545	(123,259)	11,838,068	81.5%

Equity securities, available for sale
Common stocks	292	96	(210)	178	—%
Exchange traded funds	471,879	32,339	(3,550)	500,668	3.4%
Bond mutual funds	133,120	3,359	—	136,479	1.0%
Total equity securities	605,291	35,794	(3,760)	637,325	4.4%

Total available for sale investments	$12,418,073	$184,339	$(127,019)	12,475,393	85.9%

Mortgage loans, held for investment				267,589	1.8%

Other investments (see below)				859,639	5.9%

Short-term investments				29,540	0.3%

Total investments				13,632,161	93.9%

Cash and cash equivalents [a]				952,311	6.6%

Accrued interest receivable				71,475	0.5%

Net receivable/(payable) for investments sold (purchased)				(134,033)	(1.0%)

Total cash and invested assets				$14,521,914	100.0%

				Fair Value	Percentage
Other Investments:
Long/short equity funds				$128,502	14.9%
Multi-strategy funds				312,211	36.3%
Event-driven funds				146,428	17.0%
Leveraged bank loan funds				65	—%
Direct lending funds				112,889	13.1%
Real estate funds				5,390	0.6%
Private equity funds				93,783	10.9%
Collateralized loan obligations - equity tranches				60,371	7.2%
Total				$859,639	100.0%

[a]	Includes $175 million of restricted cash and cash equivalents.

AXIS Capital Holdings Limited
CASH AND INVESTED ASSETS COMPOSITION - QUARTERLY

	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q1 2014
	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
CASH AND INVESTED ASSETS PORTFOLIO
Fixed Maturities:
U.S. government and agency	10.7%	11.3%	12.7%	11.5%	10.1%	11.0%
Non-U.S. government	5.0%	5.0%	5.2%	6.1%	5.9%	8.0%
Corporate debt	30.5%	29.8%	30.5%	30.0%	30.7%	25.0%
MBS:
Agency RMBS	16.7%	15.4%	15.0%	14.5%	14.9%	15.4%
CMBS	7.6%	7.4%	7.3%	7.5%	7.7%	5.6%
Non-agency RMBS	0.7%	0.7%	0.7%	0.7%	0.5%	0.6%
ABS	9.2%	9.4%	9.8%	9.7%	10.1%	6.3%
Municipals	1.1%	1.1%	1.2%	1.7%	1.4%	6.9%

Total Fixed Maturities	81.5%	80.1%	82.4%	81.7%	81.3%	78.8%
Equity securities	4.4%	4.1%	4.7%	4.5%	4.1%	4.6%
Mortgage loans	1.8%	1.4%	0.9%	0.5%	0.1%	—%
Other investments	5.9%	5.6%	5.4%	5.8%	6.3%	6.6%
Short-term investments	0.3%	0.2%	0.1%	0.4%	0.3%	2.0%

Total Investments	93.9%	91.4%	93.5%	92.9%	92.1%	92.0%
Cash and cash equivalents	6.6%	8.0%	8.0%	8.0%	8.6%	8.4%
Accrued interest receivable	0.5%	0.5%	0.5%	0.5%	0.5%	0.6%
Net receivable/(payable) for investments sold or purchased	(1.0%)	0.1%	(2.0%)	(1.4%)	(1.2%)	(1.0%)
Total Cash and Invested Assets	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CREDIT QUALITY OF FIXED MATURITIES	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
U.S. government and agency	13.3%	14.1%	15.4%	14.0%	12.4%	13.9%
AAA	37.9%	36.4%	35.0%	35.8%	36.9%	34.7%
AA	11.3%	10.9%	10.9%	10.5%	10.6%	12.1%
A	16.8%	17.6%	18.7%	18.4%	18.5%	18.2%
BBB	11.7%	12.3%	11.6%	12.3%	12.6%	12.7%
Below BBB	9.0%	8.7%	8.4%	9.0%	9.0%	8.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

MATURITY PROFILE OF FIXED MATURITIES	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %	Fair Value %
Within one year	2.4%	2.5%	3.5%	4.5%	4.2%	4.5%
From one to five years	33.7%	35.3%	36.5%	36.4%	36.2%	43.7%
From five to ten years	19.1%	18.6%	17.7%	16.7%	16.8%	14.4%
Above ten years	2.8%	2.6%	2.5%	2.7%	2.0%	1.9%
Asset-backed and mortgage-backed securities	42.0%	41.0%	39.8%	39.7%	40.8%	35.5%
Total	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

CASH AND INVESTED ASSETS PORTFOLIO CHARACTERISTICS
Book yield of fixed maturities	2.5%	2.5%	2.5%	2.5%	2.5%	2.5%
Yield to maturity of fixed maturities	2.5%	2.9%	2.5%	2.5%	2.2%	2.1%
Average duration of fixed maturities (inclusive of duration hedges)	3.1 yrs	3.3 yrs	3.1 yrs	3.2 yrs	3.0 yrs	3.0 yrs
Average credit quality	AA-	AA-	AA-	AA-	AA-	AA-

AXIS Capital Holdings Limited
GEOGRAPHIC DISTRIBUTION OF FIXED MATURITIES AND EQUITIES
At March 31, 2016

			Corporate Debt
	Governments and Agencies		Financials	Non-Financials	Government Guaranteed	Total	Agency RMBS	Non-Agency RMBS/CMBS	ABS	Total Fixed Maturities	Equities		Total Fixed Maturities and Equities
Composition by country
Eurozone countries:
Germany	$322		$2,337	$23,933	$18,456	$44,726	$—	$9,291	$—	$54,339	$—		$54,339
Netherlands	—		17,318	36,134	—	53,452	—	305	—	53,757	—		53,757
France	—		1,706	37,730	—	39,436	—	—	—	39,436	285		39,721
Luxembourg	—		—	29,468	—	29,468	—	—	—	29,468	—		29,468
Ireland	—		9,313	10,959	—	20,272	—	—	4,171	24,443	—		24,443
Supranational [a]	15,747		—	—	—	—	—	—	—	15,747	—		15,747
Belgium	—		—	11,635	—	11,635	—	—	—	11,635	—		11,635
Italy	—		—	4,243	—	4,243	—	—	—	4,243	—		4,243
Spain	—		—	3,871	—	3,871	—	—	—	3,871	—		3,871
Austria	—		—	1,709	—	1,709	—	—	—	1,709	—		1,709
Other [b]	—		—	—	—	—	—	—	—	—	20,733		20,733
Total eurozone	16,069		30,674	159,682	18,456	208,812	—	9,596	4,171	238,648	21,018		259,666
Other concentrations:
United Kingdom	272,812		23,006	146,056	541	169,603	—	11,838	—	454,253	10,123		464,376
Canada	90,931		160,001	75,186	59,064	294,251	—	—	—	385,182	—		385,182
Australia	177,613		54,146	13,682	—	67,828	—	—	567	246,008	—		246,008
Japan	—		47,974	7,961	—	55,935	—	—	—	55,935	7,713		63,648
Mexico	41,506		—	3,471	—	3,471	—	—	—	44,977	—		44,977
Other	121,792		5,410	75,500	—	80,910	—	—	—	202,702	27,616	[c]	230,318
Total other concentrations	704,654		290,537	321,856	59,605	671,998	—	11,838	567	1,389,057	45,452		1,434,509

Total Non-U.S. concentrations	720,723		321,211	481,538	78,061	880,810	—	21,434	4,738	1,627,705	66,470		1,694,175

United States	1,545,121	[d]	1,413,815	2,130,417	—	3,544,232	2,421,301	1,180,272	1,338,412	10,029,338	570,855	[e]	10,600,193
United States agencies	25,059		—	—	—	—	—	—	—	25,059	—		25,059
United States local governments	155,966		—	—	—	—	—	—	—	155,966	—		155,966
Total U.S. concentrations	1,726,146		1,413,815	2,130,417	—	3,544,232	2,421,301	1,180,272	1,338,412	10,210,363	570,855		10,781,218

Totals	$2,446,869		$1,735,026	$2,611,955	$78,061	$4,425,042	$2,421,301	$1,201,706	$1,343,150	$11,838,068	$637,325		$12,475,393

[a]	Represents holdings of the European Investment Bank.

[b]	Represents holdings in one exchange-traded fund ("ETF"). The primary countries of risk for these underlying securities are countries within the eurozone.

[c]	Represents ETF’s designed to track indexes with primary underlying exposures to countries other than the United States and those within the eurozone.

[d]	Represents United States Treasuries.

[e]	Represents ETF’s designed to track the S&P 500, closed end funds with the United States as the primary country of risk and a U.S. bond mutual fund.

AXIS Capital Holdings Limited
CORPORATE DEBT COMPOSITION
At March 31, 2016

	Fair Value	% of Total Corporate Debt	% of Total Cash and Invested Assets
Composition by sector - Investment grade
Financial institutions:
U.S. banking	$1,010,440	22.8%	7.0%
Foreign banking [a]	263,862	6.0%	1.8%
Corporate/commercial finance	213,001	4.8%	1.5%
Insurance	118,411	2.7%	0.8%
Investment brokerage	20,467	0.5%	0.1%
Total financial institutions	1,626,181	36.8%	11.2%
Consumer non-cyclicals	456,679	10.3%	3.1%
Consumer cyclical	295,342	6.7%	2.0%
Communications	269,931	6.1%	1.9%
Technology	188,812	4.3%	1.3%
Industrials	168,136	3.8%	1.2%
Energy	138,171	3.1%	1.0%
Utilities	125,004	2.8%	0.9%
Transportation	90,219	2.0%	0.6%
Non-U.S. government guaranteed [b]	78,061	1.8%	0.5%
Total investment grade	3,436,536	77.7%	23.7%

Total non-investment grade	988,506	22.3%	6.8%

Total corporate debt	$4,425,042	100.0%	30.5%

[a]	Located in Canada, Australia, Japan, United Kingdom and Chile.

[b]	Includes $18 million from Germany. No other corporate debt guaranteed by a eurozone country.

AXIS Capital Holdings Limited
INVESTMENT PORTFOLIO
TEN LARGEST CORPORATE DEBT HOLDINGS
At March 31, 2016

	Amortized Cost	Net Unrealized Gain (Loss)	Fair Value	% of Total Fixed Maturities
ISSUER [a]
JP MORGAN CHASE & CO	$120,314	$2,591	$122,905	1.0%
WELLS FARGO & COMPANY	109,085	1,300	110,385	0.9%
MORGAN STANLEY	104,813	1,756	106,569	0.9%
PNC FINANCIAL SERVICES GROUP INC	94,741	756	95,497	0.8%
GOLDMAN SACHS GROUP	93,622	1,383	95,005	0.8%
AMERICAN EXPRESS COMPANY	80,148	254	80,402	0.7%
VERIZON COMMUNICATIONS INC	60,022	1,100	61,122	0.5%
TORONTO-DOMINION BANK	59,385	226	59,611	0.5%
BANK OF AMERICA CORP	57,495	655	58,150	0.5%
ANHEUSER-BUSCH INBEV	57,018	781	57,799	0.5%

[a]
The holdings represent direct investments in fixed maturities of the parent issuer and its major subsidiaries. These investments exclude asset and mortgage backed securities that were issued, sponsored or serviced by the parent.

AXIS Capital Holdings Limited
MORTGAGE-BACKED AND ASSET-BACKED SECURITIES COMPOSITION
At March 31, 2016

	Agencies	AAA	AA	A	BBB	Non-Investment Grade	Total

Residential MBS	$2,421,301	$11,440	$12,225	$30,000	$17,456	$23,901	$2,516,323
Commercial MBS	—	724,209	201,516	146,690	34,005	264	1,106,684
ABS	—	917,637	329,944	62,160	25,862	7,547	1,343,150

Total mortgage-backed and asset-backed securities	$2,421,301	$1,653,286	$543,685	$238,850	$77,323	$31,712	$4,966,157

Percentage of total	48.8%	33.3%	10.9%	4.8%	1.6%	0.6%	100.0%

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS

	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q1 2014
Reinsurance recoverable on paid losses and loss expenses:
Insurance	$36,414	$40,633	$28,812	$38,639	$23,788	$26,943
Reinsurance	8,275	24,162	—	2,389	7,944	1,077
Total	$44,689	$64,795	$28,812	$41,028	$31,732	$28,020

Reinsurance recoverable on unpaid losses and loss expenses: OSLR
Insurance	$667,601	$664,592	$660,861	$668,053	$576,718	$575,811
Reinsurance	27,939	11,654	8,039	9,143	936	36
Total	$695,540	$676,246	$668,900	$677,196	$577,654	$575,847

Reinsurance recoverable on unpaid losses and loss expenses: IBNR
Insurance	$1,384,417	$1,349,242	$1,323,350	$1,327,163	$1,326,362	$1,322,309
Reinsurance	12,002	24,063	32,457	34,889	33,509	5,289
Total	$1,396,419	$1,373,305	$1,355,807	$1,362,052	$1,359,871	$1,327,598

Provision against reinsurance recoverables:
Insurance	$(20,558)	$(18,242)	$(17,420)	$(17,189)	$(16,886)	$(18,625)
Reinsurance	—	—	—	—	—	—
Total	$(20,558)	$(18,242)	$(17,420)	$(17,189)	$(16,886)	$(18,625)

Net reinsurance recoverables:
Insurance	$2,067,874	$2,036,225	$1,995,603	$2,016,666	$1,909,982	$1,906,438
Reinsurance	48,216	59,879	40,496	46,421	42,389	6,402
Total	$2,116,090	$2,096,104	$2,036,099	$2,063,087	$1,952,371	$1,912,840

AXIS Capital Holdings Limited
REINSURANCE RECOVERABLE ANALYSIS
At March 31, 2016

Categories	Gross Recoverable	Collateral	Gross Recoverable Net of Collateral	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity Attributable to AXIS Capital	Provision Against Reinsurance Recoverable	Provision Against Reinsurance Recoverable as % of Gross Recoverable	Net Recoverable
Top 10 reinsurers based on gross recoverables	$1,531,838	$(18,970)	$1,512,868	76.0%	25.4%	$(15,923)	1.0%	$1,515,915
Other reinsurers balances > $20 million	335,450	(84,879)	250,571	12.6%	4.2%	(1,864)	0.6%	333,586
Other reinsurers balances < $20 million	269,360	(42,396)	226,964	11.4%	3.9%	(2,771)	1.0%	266,589
Total	$2,136,648	$(146,245)	$1,990,403	100.0%	33.5%	$(20,558)	1.0%	$2,116,090
At March 31, 2016, 96.9% (December 31, 2015: 96.2%) of our gross recoverables were collectible from reinsurers rated the equivalent of A- or better by internationally recognized rating agencies.

Top 10 Reinsurers (net of collateral)	% of Total Gross Recoverable Net of Collateral	% of Total Shareholders’ Equity Attributable to AXIS Capital
Swiss Reinsurance America Corporation	12.4%	4.1%
Transatlantic Reinsurance Company	11.8%	3.9%
Lloyd's of London	11.8%	3.9%
Partner Reinsurance Company of the US	10.5%	3.5%
Berkley Insurance Company	7.1%	2.4%
Hannover Ruckversicherungs Aktiengesellschaft	5.2%	1.7%
Everest Reinsurance Company	5.1%	1.7%
Ace Property & Casualty Insurance	4.7%	1.6%
XL Reinsurance America Inc	3.8%	1.3%
Liberty Mutual Insurance Company	3.6%	1.3%
	76.0%	25.4%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS

	Quarter ended March 31, 2016			Quarter ended March 31, 2015
	Gross	Recoveries	Net	Gross	Recoveries	Net
Reserve for unpaid losses and loss expenses

Beginning of period	$9,646,285	$(2,031,309)	$7,614,976	$9,596,797	$(1,890,280)	$7,706,517
Incurred	627,694	(128,732)	498,962	602,582	(90,254)	512,328
Paid	(652,268)	95,996	(556,272)	(579,293)	81,736	(497,557)
Foreign exchange and other	94,776	(7,356)	87,420	(176,864)	(21,841)	(198,705)

End of period [a]	$9,716,487	$(2,071,401)	$7,645,086	$9,443,222	$(1,920,639)	$7,522,583

[a]
At March 31, 2016, the gross reserve for losses and loss expenses included IBNR of $6,473 million, or 67%, of total gross reserves for loss and loss expenses. At December 31, 2015, the comparable amount was $6,393 million, or 66%.

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS BY SEGMENT

	Quarter ended March 31, 2016			Quarter ended March 31, 2015
	Insurance	Reinsurance	Total	Insurance	Reinsurance	Total

Gross losses paid	$339,388	$312,880	$652,268	$274,589	$304,704	$579,293
Reinsurance recoveries	(87,190)	(8,806)	(95,996)	(69,075)	(12,661)	(81,736)

Net losses paid	252,198	304,074	556,272	205,514	292,043	497,557

Change in:
Reported case reserves	5,668	(76,050)	(70,382)	24,888	(22,906)	1,982
IBNR	46,851	(1,043)	45,808	68,071	(46,764)	21,307
Reinsurance recoveries on unpaid loss and loss expense reserves	(30,312)	(2,424)	(32,736)	(12,700)	4,182	(8,518)

Total net incurred losses and loss expenses	$274,405	$224,557	$498,962	$285,773	$226,555	$512,328

Gross reserve for losses and loss expenses	$5,364,671	$4,351,816	$9,716,487	$5,112,243	$4,330,979	$9,443,222

Net favorable prior year reserve development	$2,427	$67,967	$70,394	$3,361	$52,705	$56,066

Key Ratios

Net paid to net incurred percentage	91.9%	135.4%	111.5%	71.9%	128.9%	97.1%

Net paid losses / Net premiums earned	57.5%	65.6%	61.6%	45.9%	64.0%	55.0%
Change in net loss and loss expense reserves / Net premiums earned	5.1%	(17.2%)	(6.3%)	18.0%	(14.3%)	1.7%
Net loss and loss expense ratio	62.6%	48.4%	55.3%	63.9%	50.8%	56.7%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
INSURANCE - QUARTERLY

	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q1 2014

Gross losses paid	$339,388	$378,309	$388,142	$365,887	$274,589	$250,264
Reinsurance recoveries	(87,190)	(112,628)	(121,560)	(112,071)	(69,075)	(67,679)

Net losses paid	252,198	265,681	266,582	253,816	205,514	182,585

Change in:
Reported case reserves	5,668	(19,093)	(29,415)	110,735	24,888	10,632
IBNR	46,851	70,623	46,941	17,744	68,071	73,532
Reinsurance recoveries on unpaid loss and loss expense reserves	(30,312)	(28,863)	(836)	(84,761)	(12,700)	12,674

Total net incurred losses and loss expenses	$274,405	$288,348	$283,272	$297,534	$285,773	$279,423

Gross reserve for losses and loss expenses	$5,364,671	$5,291,218	$5,243,445	$5,262,956	$5,112,243	$4,960,559

Net favorable prior year reserve development	$2,427	$2,222	$2,444	$15,421	$3,361	$11,608

Key Ratios

Net paid to net incurred percentage	91.9%	92.1%	94.1%	85.3%	71.9%	65.3%

Net paid losses/Net premiums earned	57.5%	58.5%	60.0%	56.1%	45.9%	40.6%
Change in net loss and loss expense reserves / Net premiums earned	5.1%	5.0%	3.7%	9.7%	18.0%	21.6%
Net loss and loss expense ratio	62.6%	63.5%	63.7%	65.8%	63.9%	62.2%

AXIS Capital Holdings Limited
RESERVE FOR LOSSES AND LOSS EXPENSES: PAID TO INCURRED ANALYSIS
REINSURANCE - QUARTERLY

	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q1 2014

Gross losses paid	$312,880	$323,896	$212,859	$256,376	$304,704	$279,163
Reinsurance recoveries	(8,806)	(16,584)	(1,664)	(5,798)	(12,661)	(4,033)

Net losses paid	304,074	307,312	211,195	250,578	292,043	275,130

Change in:
Reported case reserves	(76,050)	3,578	22,545	(10,675)	(22,906)	(88,642)
IBNR	(1,043)	(80,796)	40,444	52,179	(46,764)	74,341
Reinsurance recoveries on unpaid loss and loss expense reserves	(2,424)	4,889	2,931	(9,463)	4,182	3,955

Total net incurred losses and loss expenses	$224,557	$234,983	$277,115	$282,619	$226,555	$264,784

Gross reserve for losses and loss expenses	$4,351,816	$4,355,067	$4,460,138	$4,430,484	$4,330,979	$4,707,282

Net favorable prior year reserve development	$67,967	$75,022	$42,681	$49,192	$52,705	$31,885

Key Ratios

Net paid to net incurred percentage	135.4%	130.8%	76.2%	88.7%	128.9%	103.9%

Net paid losses / Net premiums earned	65.6%	65.7%	44.5%	51.3%	64.0%	55.4%
Change in net loss and loss expense reserves / Net premiums earned	(17.2%)	(15.5%)	13.9%	6.5%	(14.3%)	(2.1%)
Net loss and loss expense ratio	48.4%	50.2%	58.4%	57.8%	50.8%	53.3%

AXIS Capital Holdings Limited
NET PROBABLE MAXIMUM LOSSES TO CERTAIN PEAK INDUSTRY CATASTROPHE EXPOSURES - AS OF APRIL 1, 2016

		Estimated Net Exposures (millions of U.S. dollars)
Territory	Peril	50 Year Return Period	100 Year Return Period	250 Year Return Period
Single zone, single event
Southeast	U.S. Hurricane	$512	$755	$947
Northeast	U.S. Hurricane	38	123	274
Mid-Atlantic	U.S. Hurricane	94	281	677
Gulf of Mexico	U.S. Hurricane	303	441	615
California	Earthquake	345	574	772
Europe	Windstorm	158	222	305
Japan	Earthquake	113	196	333
Japan	Windstorm	43	73	122
The above table shows our Probable Maximum Loss (“PML”) to a single natural peril catastrophe event within certain defined single zones which correspond to peak industry catastrophe exposures at April 1, 2016. The return period refers to the frequency with which losses of a given amount or greater are expected to occur. A zone is a geographic area in which the insurance risks are considered to be correlated to a single catastrophic event. Estimated losses from a modeled event are grouped into a single zone, as shown above, based on where the majority of the total estimated industry loss is expected to occur.
As indicated in the table above, our modeled single occurrence 1-in-100 year return period PML for a Southeast hurricane, net of reinsurance, is approximately $0.8 billion. According to our modeling, there is a one percent chance that on an annual basis, our losses incurred from a Southeast hurricane event could be in excess of $0.8 billion. Conversely, there is a 99% chance that on an annual basis, the loss from a Southeast hurricane will fall below $0.8 billion.
We have developed our PML estimates using multiple commercially available catastrophe vendor models, including AIR and RMS. We weight the use of these vendor models based upon our own judgment and experience, and include in our estimates non-modeled perils and other factors which we believe provide us with a more complete view of catastrophe risk.
A supplementary disclosure entitled “Overview of AXIS Natural Peril Catastrophe Risk Measurement and Management” dated August 3, 2011 is available in the Investor Information section of our website. This disclosure provides an overview of our PML methodology, including our approach to zonal aggregation, as well as information about zonal definitions commonly used by other external parties.
Our PML estimates are based on assumptions that are inherently subject to significant uncertainties and contingencies. These uncertainties and contingencies can affect actual losses and could cause actual losses to differ materially from those expressed above. We aim to reduce the potential for model error in a number of ways, foremost by ensuring that management’s judgment supplements the model outputs. We also perform ongoing model validation both within our business units and through our catastrophe model validation unit. These validation procedures include sensitivity testing of models to understand their key variables and, where possible, back testing the model outputs to actual results.
Our estimated net losses from peak zone catastrophes may change from period to period as a result of several factors, which include but are not limited to, updates to vendor catastrophe models, changes in our own modeling, changes in our underwriting portfolios, changes to our reinsurance purchasing strategy and changes in foreign exchange rates.

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION - AS REPORTED, GAAP

	Quarter ended March 31,
	2016	2015

Net income available to common shareholders	$38,417	$155,803

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Weighted average shares outstanding - basic	94,035	99,910
Dilutive share equivalents:
Stock compensation plans	818	1,229
Weighted average shares outstanding - diluted	94,853	101,139

EARNINGS PER COMMON SHARE
Basic	$0.41	$1.56
Diluted	$0.41	$1.54

AXIS Capital Holdings Limited
EARNINGS PER COMMON SHARE INFORMATION AND COMMON SHARES ROLLFOWARD - QUARTERLY

	Q1 2016	Q4 2015	Q3 2015	Q2 2015	Q1 2015	Q1 2014

Net income available to common shareholders	$38,417	$134,787	$247,620	$63,349	$155,803	$137,227

COMMON SHARES OUTSTANDING
Common shares - at beginning of period	96,066	96,049	100,284	100,219	99,426	109,485
Shares issued, including those sourced from treasury	747	25	22	125	1,083	1,296
Shares repurchased for treasury	(3,910)	(8)	(4,257)	(60)	(290)	(4,036)
Common shares - at end of period	92,903	96,066	96,049	100,284	100,219	106,745

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Weighted average shares outstanding - basic	94,035	96,072	98,226	100,274	99,910	109,053
Dilutive share equivalents:
Stock compensation plans	818	1,076	898	886	1,229	1,338
Weighted average shares outstanding - diluted	94,853	97,148	99,124	101,160	101,139	110,391

EARNINGS PER COMMON SHARE
Basic	$0.41	$1.40	$2.52	$0.63	$1.56	$1.26
Diluted	$0.41	$1.39	$2.50	$0.63	$1.54	$1.24

AXIS Capital Holdings Limited
DILUTED BOOK VALUE PER COMMON SHARE ANALYSIS - TREASURY STOCK METHOD [a]

	At March 31, 2016

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$55.46

Book value per common share	$5,325,259	92,903	$57.32

Dilutive securities: [b]
Restricted stocks		23	(0.01)
Restricted and phantom stock units		2,105	(1.27)
Diluted book value per common share	$5,325,259	95,031	$56.04

	At December 31, 2015

	Common Shareholders’ Equity	Outstanding Common Shares net of Treasury Shares	Per share

Closing stock price			$56.22

Book value per common share excluding the impact of additional shares settled under the accelerated share repurchase program ("ASR")	$5,239,039	96,066	$54.54

Additional shares settled under the ASR program [c]		(1,358)	0.78

Book value per common share		94,708	$55.32

Dilutive securities: [b]
Restricted stocks		307	(0.18)
Restricted and phantom stock units		1,868	(1.06)
Diluted book value per common share	$5,239,039	96,883	$54.08

[a]
This method assumes that proceeds received upon exercise of options will be used to repurchase our common shares at the closing market price. Unvested restricted stocks and units and unrestricted phantom stock units are also added to determine the diluted common shares outstanding.

[b]	Excludes cash-settled restricted stock unit awards.

[c]
On August 17, 2015, the Company entered into an accelerated share repurchase agreement with Goldman, Sachs & Co. (“Goldman Sachs”) to repurchase an aggregate of $300 million of the Company’s ordinary shares. On August 20, 2015, under the terms of this agreement the Company initially acquired 4,149,378 ordinary shares. The ASR agreement was early terminated by Goldman Sachs on January 15, 2016 with 1,358,380 of additional common shares delivered to the Company.

AXIS Capital Holdings Limited
OPERATING INCOME [a]

OPERATING INCOME	Quarter ended March 31,
	2016	2015
Net income available to common shareholders	$38,417	$155,803
Adjustment for:
Net realized investment losses	66,508	42,553
Associated tax impact	(4,698)	(559)
Foreign exchange losses (gains)	616	(63,220)
Associated tax impact	431	1,494
Operating income	$101,274	$136,071

Net earnings per share - diluted	$0.41	$1.54
Adjustment for:
Net realized investment losses	0.70	0.42
Associated tax impact	(0.05)	—
Foreign exchange losses (gains)	0.01	(0.62)
Associated tax impact	—	0.01
Operating income per share - diluted	$1.07	$1.35

Weighted average common shares and common share equivalents - diluted	94,853	101,139

Average common shareholders' equity	$5,282,149	$5,271,299

Annualized return on average common equity	2.9%	11.8%

Annualized operating return on average common equity	7.7%	10.3%

[a]	Operating income is a “non-GAAP financial measure” as defined by Regulation G. Reconciliation of operating income to net income available to common shareholders is presented above.

AXIS Capital Holdings Limited
DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE [a]

DILUTED TANGIBLE BOOK VALUE PER COMMON SHARE - TREASURY STOCK METHOD [b]
	March 31,	December 31,	September 30,	June 30,	March 31,	March 31,
	2016	2015	2015	2015	2015	2014
Common shareholders' equity	$5,325,259	$5,239,039	$5,198,523	$5,320,715	$5,349,320	$5,199,206
Less: goodwill and intangible assets	(86,446)	(86,858)	(87,329)	(101,053)	(88,508)	(90,350)
Tangible common shareholders' equity	$5,238,813	$5,152,181	$5,111,194	$5,219,662	$5,260,812	$5,108,856

Outstanding diluted common shares, net of treasury shares	95,031	98,241	98,213	102,690	102,924	110,327

Diluted book value per common share [c]	$56.04	$54.08	$53.68	$51.81	$51.97	$47.13

Diluted tangible book value per common share [c]	$55.13	$53.18	$52.78	$50.83	$51.11	$46.31

[a]
Diluted tangible book value per common share is a “non-GAAP financial measure” as defined by Regulation G. Reconciliation of diluted tangible book value per common share to diluted book value per common share is presented above.

[b]
This method assumes that proceeds received upon exercise of options will be used to repurchase our common shares at the closing market price. Unvested restricted stocks and units and unrestricted phantom stock units are also added to determine the diluted common shares outstanding. Cash-settled restricted stock unit awards are excluded.

[c]
Calculations at December 31, 2015 and September 30, 2015 include 1,358,380 and 1,372,048, respectively, of additional shares to be delivered to the Company under the Company's Accelerated Share Repurchase ("ASR") agreement. The amount of shares at December 31, 2015 is the actual amount of shares delivered to the Company following the early termination of the ASR agreement on January 15, 2016. The amount of shares at September 30, 2015 was estimated based on the volume-weighted average price ("VWAP") for the period from August 18, 2015 to September 30, 2015, less a discount. See page 25 'Diluted Book Value per Common Share Analysis' for more details.

AXIS Capital Holdings Limited
USE OF NON-GAAP FINANCIAL MEASURES

In this document, we present operating income, consolidated underwriting income, underwriting-related general and administrative expenses and diluted tangible book value per common share, which are “non-GAAP financial measures” as defined in Regulation G.

Operating income represents after-tax operational results without consideration of after-tax net realized investment gains (losses), foreign exchange (losses) gains, termination fee received and reorganization and related expenses. We also present diluted operating earnings per share and operating return on average common equity ("operating ROACE"), which are derived from the non-GAAP operating income measure. Reconciliations of operating income, diluted operating earnings per share and operating ROACE to the nearest GAAP financial measures (based on net income available to common shareholders) are included on the 'Operating Income" section of this document.

Consolidated underwriting income is a pre-tax measure of underwriting profitability that takes into account net premiums earned and other insurance related income as revenues and net losses and loss expenses, acquisition costs and underwriting-related general and administrative costs as expenses. Underwriting-related general and administrative expenses include those general and administrative expenses that are incremental and/or directly attributable to our individual underwriting operations. While these measures are presented in the Segment Information footnote to our Consolidated Financial Statements, they are considered non-GAAP financial measures when presented elsewhere on a consolidated basis. A reconciliation of consolidated underwriting income to income before income taxes (the nearest GAAP financial measure) is included in the 'Consolidated Statements of Income - Quarterly' section of this document. Our total general and administrative expenses (the nearest GAAP financial measure to underwriting-related general and administrative expenses) also includes corporate expenses; the two components are separately presented in the 'Consolidated Statements of Income - Quarterly' section of this document.

Tangible book value is defined as common shareholders' equity excluding goodwill and intangible assets. Diluted tangible book value per common share uses this measure as the numerator, with the denominator being outstanding diluted common shares calculated under the treasury stock method. A reconciliation of diluted tangible book value per common share to diluted book value per common share (the nearest GAAP financial measure) is included in the 'Diluted Tangible Book Value per Common Share' section of this document.

We present our results of operations in the way we believe will be most meaningful and useful to investors, analysts, rating agencies and others who use our financial information to evaluate our performance. This includes the presentation of “operating income” (in total and on a per share basis), “annualized operating ROACE” (which is based on the “operating income” measure), "consolidated underwriting income" (which incorporates "underwriting-related general and administrative expenses") and diluted tangible book value per common share.

Operating Income

Although the investment of premiums to generate income and realized investment gains (or losses) is an integral part of our operations, the determination to realize investment gains (or losses) is independent of the underwriting process and is heavily influenced by the availability of market opportunities. Furthermore, many users believe that the timing of the realization of investment gains (or losses) is somewhat opportunistic for many companies.

Foreign exchange (losses) gains in our Consolidated Statements of Operations are primarily driven by the impact of foreign exchange rate movements on net insurance-related liabilities. However, this movement is only one element of the overall impact of foreign exchange rate fluctuations on our financial position. In addition, we recognize unrealized foreign exchange (losses) gains on our available-for-sale investments in other comprehensive income and foreign exchange (losses) gains realized upon the sale of these investments in net realized investment (losses) gains. These unrealized and realized foreign exchange movements generally offset a large portion of the foreign exchange (losses) gains reported separately in earnings, thereby minimizing the impact of foreign exchange rate movements on total shareholders’ equity. As such, the Consolidated Statements of Operations foreign exchange (losses) gains in isolation are not a fair representation of the performance of our business.

The termination fee received represents the break-up fee paid by PartnerRe Ltd. following the cancellation of the amalgamation agreement with AXIS Capital and is not indicative of future revenues of the Company.

Reorganization and related expenses are primarily driven by business decisions, the nature and timing of which are unrelated to the underwriting process and which are not representative of underlying business performance.

In this regard, certain users of our financial statements evaluate earnings excluding after-tax net realized investment gains (losses), foreign exchange (losses) gains, termination fee received and reorganization and related expenses to understand the profitability of recurring sources of income. We believe that showing net income available to common shareholders exclusive of net realized gains (losses), foreign exchange (losses) gains, termination fee received and reorganization and related expenses reflects the underlying fundamentals of our business. In addition, we believe that this presentation enables investors and other users of our financial information to analyze performance in a manner similar to how our management analyzes the underlying business performance. We also believe this measure follows industry practice and, therefore, facilitates comparison of our performance with our peer group. We believe that equity analysts and certain rating agencies that follow us, and the insurance industry as a whole, generally exclude these items from their analysis for the same reasons.

Consolidated Underwriting Income/Underwriting-Related General and Administrative Expenses

Corporate expenses include holding company costs necessary to support our worldwide (re)insurance operations and costs associated with operating as a publicly-traded company. As these costs are not incremental and/or directly attributable to our individual underwriting operations, we exclude them from underwriting-related general and administrative expenses and, therefore, consolidated underwriting income. Interest expense and financing costs primarily relate to interest payable on our senior notes and are excluded from consolidated underwriting income for the same reason.

We evaluate our underwriting results separately from the performance of our investment portfolio. As such, we believe it appropriate to exclude net investment income and net realized investment gains (losses) from our underwriting profitability measure.

As noted above, foreign exchange (losses) gains in our Consolidated Statements of Operations primarily relate to our net insurance-related liabilities. However, we manage our investment portfolio in such a way that unrealized and realized foreign exchange rate gains (losses) on our investment portfolio generally offset a large portion of the foreign exchange (losses) gains arising from our underwriting portfolio. As a result, we believe that foreign exchange (losses) gains are not a meaningful contributor to our underwriting performance and, therefore, exclude them from consolidated underwriting income.

The termination fee received represents the break-up fee received on the cancellation of the amalgamation agreement between PartnerRe Ltd. and AXIS Capital and should be excluded from consolidated underwriting income since it is not related to underwriting operations.

Reorganization and related expenses are driven by business decisions, the nature and timing of which are unrelated to the underwriting process and for this reason they are excluded from consolidated underwriting income.

We believe that presentation of underwriting-related general and administrative expenses and consolidated underwriting income provides investors with an enhanced understanding of our results of operations, by highlighting the underlying pre-tax profitability of our underwriting activities.

Diluted Tangible Book Value per Common Share

Diluted tangible book value per common share removes certain effects of purchase accounting. We believe that this measure, in combination with diluted book value per common share, is useful in assessing value generated for our common shareholders.